SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 28, 2003


                       PACIFIC MAGTRON INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State or other jurisdiction of incorporation)


       000-25277                                        88-0353141
(Commission File Number)                    (IRS Employer Identification Number)


               1600 California Circle, Milpitas, California 95035
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (408) 956-8888


                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

On March 7, 2003, the Company issued a press release announcing that Nasdaq had informed the Company that its shares would be subject to delisting from the SmallCap Market for failure to comply with Nasdaq's Marketplace Rules regarding minimum value of publicly held shares and minimum bid price per share. The Company requested a hearing on both of these matters. The hearing was held on written submissions on April 24, 2003. On April 28, 2003, the Company issued a press release announcing that the Company received a determination from Nasdaq indicating that the Company's securities will be delisted from the Nasdaq SmallCap Market effective Wednesday, April 30, 2003. The Company does not plan to appeal this determination.

The Company's common stock is eligible to trade on the Over the Counter Bulletin Board (OTCBB) provided a market maker enters a quote for the security

A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.         Exhibit Description                           Filed Herewith
-----------         -------------------                           --------------
99.1                Press Release                                       X

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2003                   PACIFIC MAGTRON INTERNATIONAL CORP.


                                        /s/ Theodore S. Li
                                        ----------------------------------------
                                        Theodore S. Li
                                        Chairman of the Board and President